Exhibit 4.6

NUMBER SD 15800

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK N.Y. OR IN SOUTH SAINT PAUL MN

BOYD GAMING CORPORATION

SHARES

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 103304 10 3

This Certifies that

SPECIMEN

Is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $.01 EACH, OF

CERTIFICATE OF STOCK

Boyd Gaming Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer agent and registered by the registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[ILLEGIBLE]

SECRETARY

CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER

SECURITY-COLUMBIAN UNITED STATES BANKNOTE CORPORATION

Countersigned and Registered:

WELLS FARGO BANK, N.A.

Transfer Agent and Registrar

By

Authorized Signature

BOYD GAMING CORPORATION

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporations’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT—______ Custodian ________ (Cust) (Minor)
TEN ENT —as tenants by the entireties	under Uniform Gifts to Minors Act ________ (State)
JT TEN —as joint, tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT—______ Custodian (until age ________) (Cust)
under Uniform Transfers (Minor)
to Minors Act ______ (State)

Additional abbreviations may also be used though not is the above list.

For value received _______________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

Shares of the Common Stock represented by the within Certificate, and do (es) hereby irrevocably constitute and appoint _________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ____________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (INCLUDING BANKS STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE17Ad-15.